Inquiries:
For Immediate Release	Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com	Scott Sullivan (215) 238-3953 Sullivan-Scott1@aramark.com

Aramark Reports Fourth Quarter and Full Year Fiscal 2022 Results
Q4 YEAR-OVER-YEAR SUMMARY
•Revenue +24%; Organic Revenue +26%
◦Revenue at 111% of pre-COVID level; Organic Revenue at 113% of pre-COVID level
◦Driven by record net growth, pricing, and ongoing base recovery
•Operating Income +50%; Adjusted Operating Income (AOI) +62%1
◦Operating Income Margin +79 bps; AOI Margin +136 bps1
◦Continued margin recovery as a percentage of pre-COVID level
•EPS increased $0.15 to $0.29; Adjusted EPS more than doubled to $0.491
◦Effect of currency translation impacted Adjusted EPS by $0.01

FISCAL 2022 YEAR-OVER-YEAR SUMMARY
•Record Net New Business of $790 million, over 50% higher than fiscal '21
◦Annualized gross new business exceeded $1.6 billion, representing 10% of pre-COVID revenue
◦Retention rate of 95.3%, maintained significant improvement vs. historical average
•Revenue +35%; Organic Revenue +35%
◦Represents highest annual revenue in Company history
◦Strong momentum into fiscal 2023 driven by net growth, pricing, and ongoing base recovery
•Operating Income +228%; Adjusted Operating Income (AOI) +169%1
◦Operating Income Margin +227 bps; AOI Margin +243 bps
◦Improved profitability from higher sales volume and operational cost management
•EPS increased $1.11 to $0.75; Adjusted EPS increased $1.49 to $1.201
◦Effect of currency translation impacted Adjusted EPS by $0.04
•Strong cash flow and higher earnings drove enhanced financial flexibility
◦Net cash provided by operating activities of $694 million, increased $37 million; Free Cash Flow of $330 million, an improvement of $48 million
◦Leverage ratio improved 2.1x with cash availability of over $1.8 billion at fiscal year-end
Notes:
–Net New Business is an internal statistical metric used to evaluate Aramark's new sales and retention performance. A definition of the metric can be found under Selected Operational and Financial Metrics
–Pre-COVID level reflects constant currency performance compared to the same period in fiscal '19
–Supplemental business review slides available on Aramark's Investor Relations website
–1On a constant-currency basis

Philadelphia, PA, November 15, 2022 - Aramark (NYSE: ARMK) today reported fourth quarter and full year fiscal 2022 results.
“We are extremely pleased with our performance in the fourth quarter and throughout fiscal 2022 as we delivered the highest annual revenue in Aramark’s history, a second consecutive year of record Net New Business, and ongoing margin expansion,” said John Zillmer, Aramark's Chief Executive Officer. “The strong results and multiple milestones achieved over the past year are reflective of our 'everyone sells' mindset and a testament to the work of our teams across the globe to meet and exceed the demands of our clients. Our strong finish was driven by broad-based growth across all segments, as well as the strategic initiatives and hospitality-focused culture we have implemented to position our business for continued success.”
FOURTH QUARTER RESULTS
Consolidated revenue was $4.4 billion in the fourth quarter, an increase of 24% compared to the prior year period. Organic revenue, which adjusts for the effect of currency translation and certain acquisitions, improved 26% year-over-year.
Consolidated revenue reached 111% and organic revenue reached 113% of pre-COVID levels, driven by broad-based net new business, pricing, and ongoing base recovery.

	Revenue Change (%) Year-Over-Year
	Q4 '21*	Q1 '22	Q2 '22	Q3 '22	Q4 '22
FSS United States	51%	68%	51%	50%	29%
FSS International	22%	26%	29%	34%	22%
Uniform & Career Apparel	(2)%	8%	10%	11%	8%
Total Company	32%	44%	37%	38%	24%

	% of Fiscal '19 Quarter
Total Company	90%	93%	97%	103%	111%

	Organic Revenue Change (%) Year-Over-Year
	Q4 '21	Q1 '22	Q2 '22	Q3 '22	Q4 '22
FSS United States	58%	61%	45%	45%	26%
FSS International	21%	28%	35%	49%	39%
Uniform & Career Apparel	5%	7%	10%	11%	8%
Total Company	37%	41%	35%	39%	26%

	% of Fiscal '19 Quarter
Total Company	87%	92%	95%	103%	113%
*A 53rd week of operations during fiscal 2020 impacted Q4 '21 Revenue Change %
•FSS United States organic revenue increased 26% compared to the fourth quarter last year, primarily due to the following contributors in each sector:

Sector	Q4 Revenue Activity
Education	Strong start to the new academic year that commenced at the end of the quarter, following a typical seasonal slowdown in the summer months. Additional pricing actions have been implemented, as appropriate, for board plans and on-campus retail outlets.
Sports, Leisure & Corrections	Sports & Entertainment maintained high attendance levels with better-than-historic per capita spending. Destinations had greater guest activity and Corrections reported strong growth led by a record level of new business wins.
Business & Industry	Continued steady progress as return-to-office gained momentum across the portfolio, particularly in September, providing customized solutions tailored to client needs.
Healthcare	Experienced increased patient and retail activity, as well as significantly higher net growth from newly awarded contracts, improved retention rates, and additional services.
Facilities & Other	Supported ongoing demand in core business offerings at existing client locations, in addition to a strong level of new account wins.

•FSS International grew organic revenue 39% year-over-year in the fourth quarter, driven by higher per capita spending at sports and entertainment venues, particularly in Europe, and increased business & industry activity across the portfolio. Similar to FSS U.S., education internationally was largely closed in the summer and resumed activity at high levels with the start of the fall semester. Consistent multi-year net new business performance continued to drive strong results in the segment.
•Uniform & Career Apparel organic revenue increased 8% year-over-year in the fourth quarter, driven by strength in both recurring rental revenue growth and adjacency services.

	Revenue
	Q4 '22	Q4 '21	Change (%)	Organic Revenue Change (%)
FSS United States	$2,786M	$2,163M	29%	26%
FSS International	$935M	$765M	22%	39%
Uniform & Career Apparel	$670M	$623M	8%	8%
Total Company	$4,390M	$3,551M	24%	26%
Difference between Change (%) and Organic Revenue Change (%) reflects the effects of certain acquisitions and currency translation.
May not total due to rounding.
Operating Income grew 50% year-over-year to $198 million and Adjusted Operating Income (AOI) improved 62%1 to $267 million, resulting in an AOI margin of 6.2%. The effect of currency translation had an approximate 10 basis point impact that led to a constant currency AOI margin of 6.1%, a year-over-year increase of 136 basis points. Improvement was due to operating leverage from increased sales volumes and effective cost management, partially offset by the impact of inflation as well as the profitability ramp of meaningfully higher levels of new business and related start-up costs.
Significant year-over-year AOI growth and margin expansion was broad-based across all operating segments:
•FSS United States AOI increased 60%1, reflecting an AOI margin improvement of 150 bps1, primarily driven by operating cost management across the portfolio and revenue recovery, particularly in Sports & Entertainment and Business & Industry.
•FSS International AOI grew 105%1 and expanded AOI margins by 114 bps1 as a result of greater client activity across geographies and the benefit from previously implemented cost savings actions.
•Uniform & Career Apparel AOI increased 22%1 with double-digit AOI margins higher by 125 bps1 due to improved operational efficiencies, progress in route-based optimization, and strength in adjacency services.
•Corporate AOI remained relatively unchanged year-over-year with overhead costs tightly managed to support the business as revenue increased.

	Operating Income			Adjusted Operating Income
	Q4 '22	Q4 '21	Change (%)	Q4 '22	Q4 '21	Change (%)[1]
FSS United States	$179M	$102M	76%	$192M	$120M	60%
FSS International	$18M	$28M	(36)%	$33M	$19M	105%
Uniform & Career Apparel	$43M	$32M	33%	$72M	$59M	22%
Corporate	($41M)	($29M)	(40)%	($31M)	($30M)	(2)%
Total Company	$198M	$132M	50%	$267M	$168M	62%
May not total due to rounding.

FOURTH QUARTER GAAP SUMMARY
Fourth quarter fiscal 2022 GAAP results improved across all metrics compared to the prior year period. On a GAAP basis, revenue was $4.4 billion, operating income was $198 million, net income attributable to Aramark stockholders was $76 million, and diluted earnings per share were $0.29. These results included $61 million of revenue from the acquisition of Union Supply Group. Comparatively, fourth quarter fiscal 2021 revenue was $3.6 billion, operating income was $132 million, net income attributable to Aramark stockholders was $35 million, and diluted earnings per share were $0.14. A reconciliation of GAAP to Non-GAAP measures is included in the Appendix.
FISCAL 2022 SUMMARY
On a GAAP basis, revenue was $16.3 billion, operating income was $628 million, net income attributable to Aramark stockholders was $194 million, and diluted earnings per share were $0.75. These results included $333 million of revenue related to the acquisitions of Next Level Hospitality and Union Supply Group, collectively. Comparatively, fiscal 2021 revenue was $12.1 billion, operating income was $191 million, net loss attributable to Aramark stockholders was $91 million, and diluted loss per share were $0.36.
Organic Revenue of $16.3 billion for the year sequentially increased each quarter relative to pre-COVID levels, reaching 113% in the fourth quarter. Adjusted Operating Income grew 169%1 to $780 million and resulted in an AOI margin of 4.9% on a constant-currency basis, a 243 bps increase compared to fiscal 2021.
CURRENCY
In the fourth quarter, the effect of currency translation decreased reported revenue by $138 million, operating income by $5 million, net income by $5 million, and earnings per share by $0.01. For fiscal 2022, the effect of currency translation decreased reported revenue by $310 million, operating income by $13 million, net income by $10 million, and earnings per share by $0.04.
CASH FLOW AND CAPITAL STRUCTURE
Consistent with the typical quarterly cadence of the business, the fourth quarter generated a significant cash inflow. Net cash provided by operating activities was $836 million and Free Cash Flow was $717 million.
In fiscal 2022, Net cash provided by operating activities was $694 million compared to $657 million last fiscal year and Free Cash Flow was $330 million compared to $282 million last fiscal year. The favorable year-over-year performance was the result of significantly improved operational results and slightly lower capital expenditures, partially offset by higher working capital associated with increased revenue.
Strong cash flow generation, combined with significantly higher earnings performance, resulted in an improved leverage ratio of 5.3x, compared to 7.4x a year ago. At year-end, cash availability totaled over $1.8 billion.
DIVIDEND DECLARATION
As announced on November 8, 2022, the Company's Board of Directors approved a quarterly dividend of 11 cents per share of common stock. The dividend will be payable on December 5, 2022, to stockholders of record at the close of business on November 22, 2022.

BUSINESS UPDATE
Aramark drove strong business performance through record-level Net New Business, pricing, and ongoing base revenue recovery, while navigating a complex operating environment.
The Company's strong growth performance was broad-based, coming from multiple lines of business and geographies, as well as from clients both large and small. Annualized gross new business wins exceeded $1.6 billion—representing 10% of pre-COVID annual revenue—and the annual retention rate remained above 95% for the second consecutive year. Collectively, this resulted in $790 million of Net New Business, more than 50% higher than fiscal 2021 and over 8.5x greater than the historical five-year average prior to last fiscal year. At nearly 5% of pre-COVID revenue, this level of Net New Business achieved is already at the top end of the multi-year target range provided at Aramark's Analyst Day. The Company expects to sustain its growth momentum into fiscal 2023.
Aramark continued to strategically manage the current inflationary environment by utilizing various actions available across the food, labor, and direct cost categories, and worked with clients to implement targeted pricing actions, where appropriate, to offset the impact on operational profitability. The Company is confident in its ability to drive continued margin progression that will ultimately exceed pre-COVID levels.
UNIFORM SERVICES SPIN-OFF
Since its announcement in May, Aramark has made significant progress in anticipation of the separation of the Uniform Services business, including hiring key executives to complement the Uniform leadership team, identifying candidates for the new Board of Directors, and preparing carve-out financials. Aramark expects to complete the transaction under the terms of its existing debt agreements. The Company maintains its leverage target provided at Aramark's Analyst Day and anticipates that its prudent capital structure will position both businesses to execute their respective strategies operating as two industry-leading, independent, publicly traded companies. The transaction, which is intended to be tax-free to Aramark and its stockholders, is expected to occur in the second half of fiscal 2023.
OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income, and Free Cash Flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements and other charges and the effect of currency translation. The fiscal 2023 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark currently expects the following full-year total Company performance for fiscal 2023:
•Organic revenue growth between +11% and +13% driven by Net New Business, pricing, and ongoing base recovery;
•Adjusted Operating Income (AOI) growth of +34% to +39%;
•Free Cash Flow in a range of $475 million to $525 million, before the payment of deferred payroll taxes associated with the CARES Act as well as spin-off and restructuring related costs; and
•Leverage ratio between 4.0x and 4.5x by the end of the fiscal year.
Zillmer added. “We enter fiscal 2023 with excellent momentum and remain intently focused on delivering upon our growth strategies that are expected to result in significant value for our clients, employees, and shareholders. Aramark is well-poised to continue to win new business, drive operating efficiencies, and leverage enhanced financial flexibility for sustained success, while remaining committed to providing world-class service for clients.”

Note: Leverage ratio is defined as Net Debt to Covenant Adjusted EBITDA

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world with food, facilities, and uniform services. Because our culture is rooted in service, our employees strive to do great things for each other, our partners, our communities, and our planet. Aramark ranked No. 1 In the Diversified Outsourcing Services Category on FORTUNE’s 2022 List of ‘World’s Most Admired Companies’ and has been named to DiversityInc’s “Top 50 Companies for Diversity” list, the Forbes list of “America’s Best Employers for Diversity,” the HRC’s “Best Places to Work for LGBTQ Equality” and scored 100% on the Disability Equality Index. Learn more at www.aramark.com and connect with us on Facebook, Twitter, and LinkedIn.

# # #

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effect of certain material acquisitions and divestitures, the estimated impact of the 53rd week and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; merger and integration related charges; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) represents net income (loss) attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; merger and integration related charges; spin-off related charges; gain on an equity investment; loss on defined benefit pension plan termination; the effect of refinancings on interest and other financing costs, net, less the tax impact of these adjustments; the impact of tax legislation and other items impacting comparability. The tax effect for adjusted net income (loss) for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for adjusted net income (loss) in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Loss) (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency) represents Adjusted Net Income (Loss) adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income (loss) attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash, cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash provided by (used in) operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Net New Business
Net New Business is an internal statistical metric used to evaluate our new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (Loss) (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income (loss), or earnings (loss) per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense resulting from the purchase accounting applied to the January 26, 2007 going-private transaction and amortization expense recognized on other acquisition-related intangible assets.
Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($19.6 million for the fourth quarter and fiscal 2022, $7.9 million net expense reduction for the fourth quarter of 2021 and $13.3 million net expense reduction for fiscal 2021).
Effect of Certain Acquisitions - adjustments to eliminate the operating results of certain material acquisitions that are not comparable to the prior year periods.
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the AmeriPride acquisition, including costs for transitional employees and integration related consulting costs, and charges related to plant consolidation, mainly asset write-downs, the implementation of a new revenue accounting system and other expenses.
Spin-off Related Charges - adjustments to eliminate charges related to the Company's intention to spin-off the Uniform segment, including salaries and benefits, recruiting and relocation costs, accounting and legal related expenses, branding and other costs.
Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for the reversal of contingent consideration liability related to an acquisition earn out ($20.7 million for the fourth quarter and fiscal 2022), non-cash charges for inventory write-downs to net realizable value, excess inventory and fixed asset write-offs related to personal protective equipment ($20.5 million for the fourth quarter and fiscal 2022), the impact of the change in fair value related to certain gasoline and diesel agreements ($6.8 million loss for the fourth quarter of 2022, $6.4 million loss for fiscal 2022, $0.2 million gain for the fourth quarter of 2021 and $5.8 million gain for fiscal 2021), compensation expense related to an acquisition earn out contingent on employees staying until the earn out period ends ($4.2 million for the fourth quarter of 2022 and $5.6 million for fiscal 2022), charges related to hyperinflation in Argentina ($1.3 million for the fourth quarter of 2022, $3.5 million for fiscal 2022, $0.8 million for the fourth quarter of 2021 and $1.8 million for fiscal 2021), the gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million for fiscal 2022), income from prior years' loss experience under our general liability, automobile liability and workers' compensation programs ($18.1 million for fiscal 2021), pension withdrawal charges ($0.7 million for fiscal 2021) and other miscellaneous charges.
Gain on Equity Investment - adjustment to eliminate the impact of a non-cash gain from an observable price change related to an equity investment.
Loss on Defined Benefit Pension Plan Termination - adjustment to eliminate the impact of a non-cash loss from the termination of certain single-employer defined benefit pension plans.
Effect of Refinancing and Other on Interest and Other Financing Costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as charges related to the payment of call premiums ($11.9 million for fiscal 2021) and non-cash charges for the write-offs of unamortized debt issuance costs and debt discounts related to the repayment of borrowings ($1.5 million loss for the fourth quarter of 2021 and $8.3 million loss for fiscal 2021).
Effect of Tax Legislation on Provision (Benefit) for Income Taxes - adjustments to eliminate the impact of tax legislation that is not indicative of our ongoing tax position based on the new tax policies, including the benefit from a tax legislative change in the state of Pennsylvania ($4.2 million for the fourth quarter and fiscal 2022), the benefit related to the CARES Act for net operating losses being carried back to prior fiscal years ($12.2 million for the fourth quarter of 2021 and $50.3 million for fiscal 2021), a valuation allowance against certain foreign tax credits ($6.5 million for the fourth quarter of 2021 and $36.5 million for fiscal 2021) and the reversal of a benefit related to the production activities deduction that is only permitted in years with taxable income ($1.8 million for the fourth quarter and fiscal 2021).
Tax Impact of Adjustments to Adjusted Net Income (Loss) - adjustments to eliminate the net tax impact of the adjustments to adjusted net income (loss) calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also reverses valuation allowances recorded against deferred tax assets in foreign subsidiaries that were previously deemed to be not realizable (approximately $0.8 million for the fourth quarter of 2022 and $9.3 million for fiscal 2022).
Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the impact of the ongoing COVID-19 pandemic, the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, including the ongoing COVID-19 pandemic, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and its effects on global supply chains, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; environmental regulations; potential liabilities, increased costs, reputational harm, and other adverse effects based on the our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; risks associated with the impact, timing or terms of the proposed spin-off of Aramark Uniform Services (our Uniform segment) as an independent publicly traded company to our stockholders (the "proposed spin-off'"); risks associated with the expected benefits and costs of the proposed spin-off, including the risk that the expected benefits of the proposed spin-off will not be realized within the expected time frame, in full or at all, and the risk that conditions to the proposed spin-off will not be satisfied and/or that the proposed spin-off will not be completed within the expected time frame, on the expected terms or at all; the expected qualification of the proposed spin-off as a tax-free transaction for United States federal income tax purposes, including whether or not an Internal Revenue Service ruling will be sought or obtained; the risk that any consents or approvals required in connection with the proposed spin-off will not be received or obtained within the expected time frame, on the expected terms or at all; risks associated with expected financing transactions undertaken in connection with the proposed spin-off and risks associated with indebtedness incurred in connection with the proposed spin-off; the risk of increased costs from lost synergies, costs of restructuring transactions and other costs incurred in connection with the proposed spin-off; retention of existing management team members as a result of the proposed spin-off; reaction of customers, our employees and other parties to the proposed spin-off; and the impact of the proposed spin-off on our business and the risk that the proposed spin-off may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and other factors set forth under the headings “Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Part II, Item 1A—Risk Factors—Risks associated with the proposed spin-off" of our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission ("SEC") on August 8, 2022 and headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 23, 2021 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	September 30, 2022	October 1, 2021
Revenue	$4,390,457	$3,551,264
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	3,957,459	3,193,072
Depreciation and amortization	131,549	138,602
Selling and general corporate expenses	103,208	87,271
	4,192,216	3,418,945
Operating income	198,241	132,319
Interest and Other Financing Costs, net	98,559	92,964
Income Before Income Taxes	99,682	39,355
Provision for Income Taxes	24,238	5,093
Net income	75,444	34,262
Less: Net loss attributable to noncontrolling interest	(352)	(1,167)
Net income attributable to Aramark stockholders	$75,796	$35,429

Earnings per share attributable to Aramark stockholders:
Basic	$0.29	$0.14
Diluted	$0.29	$0.14
Weighted Average Shares Outstanding:
Basic	258,122	255,609
Diluted	260,117	257,254

	Fiscal Year Ended
	September 30, 2022	October 1, 2021
Revenue	$16,326,624	$12,095,965
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	14,767,570	11,007,080
Depreciation and amortization	532,327	550,692
Selling and general corporate expenses	398,362	346,749
	15,698,259	11,904,521
Operating income	628,365	191,444
Gain on Equity Investment	—	(137,934)
Loss on Defined Benefit Pension Plan Termination	—	60,864
Interest and Other Financing Costs, net	372,727	401,366
Income (Loss) Before Income Taxes	255,638	(132,852)
Provision (Benefit) for Income Taxes	61,461	(40,633)
Net income (loss)	194,177	(92,219)
Less: Net loss attributable to noncontrolling interest	(307)	(1,386)
Net income (loss) attributable to Aramark stockholders	$194,484	$(90,833)

Earnings (Loss) per share attributable to Aramark stockholders:
Basic	$0.76	$(0.36)
Diluted	$0.75	$(0.36)
Weighted Average Shares Outstanding:
Basic	257,314	254,748
Diluted	259,074	254,748

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 30, 2022	October 1, 2021
Assets

Current Assets:
Cash and cash equivalents	$329,452	$532,591
Receivables	2,147,957	1,748,601
Inventories	552,386	412,676
Prepayments and other current assets	262,195	204,987
Total current assets	3,291,990	2,898,855
Property and Equipment, net	2,032,045	2,038,394
Goodwill	5,515,124	5,487,297
Other Intangible Assets	2,113,726	2,028,622
Operating Lease Right-of-use Assets	592,145	587,854
Other Assets	1,537,406	1,335,142
	$15,082,436	$14,376,164

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$65,047	$58,850
Current operating lease liabilities	68,858	67,280
Accounts payable	1,322,936	919,090
Accrued expenses and other current liabilities	1,829,045	1,812,213
Total current liabilities	3,285,886	2,857,433
Long-Term Borrowings	7,345,860	7,393,417
Noncurrent Operating Lease Liabilities	305,623	314,378
Deferred Income Taxes and Other Noncurrent Liabilities	1,106,587	1,079,014
Commitments and Contingencies
Redeemable Noncontrolling Interest	8,840	9,050
Total Stockholders' Equity	3,029,640	2,722,872
	$15,082,436	$14,376,164

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	September 30, 2022	October 1, 2021
Cash flows from operating activities:
Net income (loss)	$194,177	$(92,219)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	532,327	550,692
Gain on equity investment	—	(137,934)
Loss on defined benefit pension plan termination	—	60,864
Reduction of contingent consideration liability	(20,749)	—
Deferred income taxes	35,422	(43,234)
Share-based compensation expense	95,487	71,053
Changes in operating assets and liabilities	(108,669)	317,501
Payments made to clients on contracts	(56,865)	(100,918)
Other operating activities	23,369	31,274
Net cash provided by operating activities	694,499	657,079

Cash flows from investing activities:
Net purchases of property and equipment and other	(364,755)	(375,344)
Acquisitions, divestitures and other investing activities	(466,532)	(259,042)
Net cash used in investing activities	(831,287)	(634,386)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(52,287)	(1,559,578)
Net change in funding under the Receivables Facility	104,935	(315,600)
Payments of dividends	(113,120)	(112,010)
Proceeds from issuance of common stock	49,322	41,587
Other financing activities	(26,544)	(59,738)
Net cash used in financing activities	(37,694)	(2,005,339)
Effect of foreign exchange rates on cash and cash equivalents	(28,657)	6,049
Decrease in cash and cash equivalents	(203,139)	(1,976,597)
Cash and cash equivalents, beginning of period	532,591	2,509,188
Cash and cash equivalents, end of period	$329,452	$532,591

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,785,681	$934,602	$670,174		$4,390,457
Operating Income (as reported)	$178,773	$17,965	$42,658	$(41,155)	$198,241
Operating Income Margin (as reported)	6.42%	1.92%	6.37%		4.52%

Revenue (as reported)	$2,785,681	$934,602	$670,174		$4,390,457
Effect of Certain Acquisitions	(61,384)	—	—		(61,384)
Effect of Currency Translation	2,064	133,194	2,256		137,514
Adjusted Revenue (Organic)	$2,726,361	$1,067,796	$672,430		$4,466,587
Revenue Growth (as reported)	28.80%	22.10%	7.58%		23.63%
Adjusted Revenue Growth (Organic)	26.05%	39.50%	7.95%		25.77%

Operating Income (as reported)	$178,773	$17,965	$42,658	$(41,155)	$198,241
Amortization of Acquisition-Related Intangible Assets	18,920	2,178	6,508	—	27,606
Severance and Other Charges	7,698	11,908	—	—	19,606
Effect of Certain Acquisitions	3,518	—	—	(210)	3,308
Spin-off Related Charges	—	—	2,235	3,636	5,871
Gains, Losses and Settlements impacting comparability	(16,521)	1,276	20,480	6,784	12,019
Adjusted Operating Income	$192,388	$33,327	$71,881	$(30,945)	$266,651
Effect of Currency Translation	250	4,884	107	—	5,241
Adjusted Operating Income (Constant Currency)	$192,638	$38,211	$71,988	$(30,945)	$271,892

Operating Income Growth (as reported)	75.81%	(35.62)%	33.17%	(40.45)%	49.82%
Adjusted Operating Income Growth	59.72%	78.50%	21.98%	(2.35)%	58.89%
Adjusted Operating Income Growth (Constant Currency)	59.93%	104.65%	22.16%	(2.35)%	62.02%
Adjusted Operating Income Margin	7.06%	3.57%	10.73%		6.16%
Adjusted Operating Income Margin (Constant Currency)	7.07%	3.58%	10.71%		6.09%

	Three Months Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,162,866	$765,466	$622,932		$3,551,264

Operating Income (as reported)	$101,685	$27,903	$32,033	$(29,302)	$132,319
Amortization of Acquisition-Related Intangible Assets	22,542	1,864	6,190	—	30,596
Severance and Other Charges	(3,774)	(11,937)	8,471	(647)	(7,887)
Merger and Integration Related Charges	—	—	12,233	—	12,233
Gains, Losses and Settlements impacting comparability	—	841	—	(286)	555
Adjusted Operating Income	$120,453	$18,671	$58,927	$(30,235)	$167,816

Operating Income Margin (as reported)	4.70%	3.65%	5.14%		3.73%
Adjusted Operating Income Margin	5.57%	2.44%	9.46%		4.73%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	September 30, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$10,030,829	$3,656,440	$2,639,355		$16,326,624
Operating Income (as reported)	$449,021	$112,516	$218,036	$(151,208)	$628,365
Operating Income Margin (as reported)	4.48%	3.08%	8.26%		3.85%

Revenue (as reported)	$10,030,829	$3,656,440	$2,639,355		$16,326,624
Effect of Certain Acquisitions	(332,825)	—	—		(332,825)
Effect of Currency Translation	3,175	304,069	2,933		310,177
Adjusted Revenue (Organic)	$9,701,179	$3,960,509	$2,642,288		$16,303,976
Revenue Growth (as reported)	47.31%	27.57%	9.04%		34.98%
Adjusted Revenue Growth (Organic)	42.47%	38.18%	9.16%		34.79%

Operating Income (as reported)	$449,021	$112,516	$218,036	$(151,208)	$628,365
Amortization of Acquisition-Related Intangible Assets	73,165	9,609	25,902	—	108,676
Severance and Other Charges	7,698	11,908	—	—	19,606
Effect of Certain Acquisitions	447	—	—	1,366	1,813
Spin-off Related Charges	—	—	4,143	5,166	9,309
Gains, Losses and Settlements impacting comparability	(15,112)	3,473	17,367	6,807	12,535
Adjusted Operating Income	$515,219	$137,506	$265,448	$(137,869)	$780,304
Effect of Currency Translation	316	12,521	170	—	13,007
Adjusted Operating Income (Constant Currency)	$515,535	$150,027	$265,618	$(137,869)	$793,311

Operating Income Growth (as reported)	240.83%	93.24%	80.45%	(26.69)%	228.22%
Adjusted Operating Income Growth	166.26%	167.61%	50.21%	(9.25)%	164.14%
Adjusted Operating Income Growth (Constant Currency)	166.43%	191.98%	50.30%	(9.25)%	168.54%
Adjusted Operating Income Margin	5.31%	3.76%	10.06%		4.88%
Adjusted Operating Income Margin (Constant Currency)	5.31%	3.79%	10.05%		4.87%

	Fiscal Year Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$6,809,258	$2,866,161	$2,420,546		$12,095,965

Operating Income (as reported)	$131,742	$58,227	$120,828	$(119,353)	$191,444
Amortization of Acquisition-Related Intangible Assets	83,629	7,886	25,012	—	116,527
Severance and Other Charges	(3,774)	(16,555)	7,970	(973)	(13,332)
Merger and Integration Related Charges	—	—	22,169	—	22,169
Gains, Losses and Settlements impacting comparability	(18,098)	1,825	743	(5,866)	(21,396)
Adjusted Operating Income	$193,499	$51,383	$176,722	$(126,192)	$295,412

Operating Income Margin (as reported)	1.93%	2.03%	4.99%		1.58%
Adjusted Operating Income Margin	2.84%	1.79%	7.30%		2.44%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME (LOSS) & ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$75,796	$35,429	$194,484	$(90,833)
Adjustment:
Amortization of Acquisition-Related Intangible Assets	27,606	30,596	108,676	116,527
Severance and Other Charges	19,606	(7,887)	19,606	(13,332)
Effect of Certain Acquisitions	3,308	—	1,813	—
Merger and Integration Related Charges	—	12,233	—	22,169
Spin-off Related Charges	5,871	—	9,309	—
Gains, Losses and Settlements impacting comparability	12,019	555	12,535	(21,396)
Gain on Equity Investment	—	—	—	(137,934)
Loss on Defined Benefit Pension Plan Termination	—	—	3,644	60,864
Effect of Refinancing and Other on Interest and Other Financing Costs, net	—	1,580	—	20,238
Effect of Tax Legislation on Provision (Benefit) for Income Taxes	(4,233)	(3,824)	(4,233)	(11,968)
Tax Impact of Adjustments to Adjusted Net Income (Loss)	(16,258)	(11,647)	(45,438)	(18,298)
Adjusted Net Income (Loss)	$123,715	$57,035	$300,396	$(73,963)
Effect of Currency Translation, net of Tax	4,703	—	10,375	—
Adjusted Net Income (Loss) (Constant Currency)	$128,418	$57,035	$310,771	$(73,963)

Earnings (Loss) Per Share (as reported)
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$75,796	$35,429	$194,484	$(90,833)
Diluted Weighted Average Shares Outstanding	260,117	257,254	259,074	254,748
	$0.29	$0.14	$0.75	$(0.36)
Earnings Per Share Growth (as reported) $	$0.15		$1.11

Adjusted Earnings (Loss) Per Share
Adjusted Net Income (Loss)	$123,715	$57,035	$300,396	$(73,963)
Diluted Weighted Average Shares Outstanding	260,117	257,254	259,074	254,748
	$0.48	$0.22	$1.16	$(0.29)

Adjusted Earnings (Loss) Per Share (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency)	$128,418	$57,035	$310,771	$(73,963)
Diluted Weighted Average Shares Outstanding	260,117	257,254	259,074	254,748
	$0.49	$0.22	$1.20	$(0.29)
Adjusted Earnings Per Share Growth (Constant Currency) $			$1.49

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	September 30, 2022	October 1, 2021
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$194,484	$(90,833)
Interest and Other Financing Costs, net	372,727	401,366
Provision (Benefit) for Income Taxes	61,461	(40,633)
Depreciation and Amortization	532,327	550,692
Share-based compensation expense(1)	95,487	71,053
Unusual or non-recurring (gains) and losses(2)	—	(77,070)
Pro forma EBITDA for equity method investees(3)	8,420	10,162
Pro forma EBITDA for certain transactions(4)	11,750	11,228
Other(5)(6)	45,046	102,592
Covenant Adjusted EBITDA	$1,321,702	$938,557

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,410,907	$7,452,267
Less: Cash, cash equivalents and short-term marketable securities(7)	407,656	532,591
Net Debt	$7,003,251	$6,919,676
Covenant Adjusted EBITDA	$1,321,702	$938,557
Net Debt/Covenant Adjusted EBITDA	5.3	7.4

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) Represents the fiscal 2021 non-cash gain from an observable price change on an equity investment ($137.9 million) and the fiscal 2021 non-cash loss from the termination of certain defined benefit pension plans ($60.9 million).
(3) Represents the Company's estimated share of EBITDA primarily from the Company's AIM Services Co., Ltd. equity method investment, not already reflected in the Company's Net Income (Loss) Attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.
(4) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(5) "Other" for the twelve months ended September 30, 2022 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($34.8 million), the reversal of a contingent consideration liability related to an acquisition earn out ($20.7 million), non-cash charges for inventory write-downs to net realizable value and fixed asset write-offs related to personal protective equipment ($20.5 million), severance charges ($19.6 million), United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic ($17.3 million), favorable impact related to a client contract dispute ($9.6 million), charges related to the Company's intention to spin-off the Uniform segment ($9.3 million), gain from a funding agreement related to a legal matter ($6.5 million), the loss from the change in fair value related to certain gasoline and diesel agreements ($6.4 million), compensation expense related to an acquisition earn out contingent on employees staying until the performance period ends ($5.6 million), the gain from the insurance proceeds received related to property damage from a tornado in Nashville ($4.0 million), the impact of hyperinflation in Argentina ($3.5 million), due diligence charges related to acquisitions ($2.5 million) and other miscellaneous expenses.

(6) "Other" for the twelve months ended October 1, 2021 includes non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($36.0 million), labor charges, incremental expenses and other expenses associated with closed or partially closed client locations resulting from the COVID-19 pandemic, net of United States and non-United States governmental labor related tax credits ($28.4 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($25.3 million), expenses related to merger and integration related charges ($22.2 million), gain from a funding agreement related to a legal matter ($10.0 million), reversal of severance charges ($8.2 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($5.9 million), a favorable settlement of a legal matter ($4.7 million), non-cash impairment charges related to various assets ($3.8 million), charges related to a client contract dispute ($2.6 million), expenses related to the impact of the ice storm in Texas ($2.5 million), a non-cash charge related to an environmental matter ($2.5 million), non-cash charges related to information technology assets ($2.2 million), the impact of hyperinflation in Argentina ($1.8 million) and other miscellaneous expenses.

(7) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Consolidated Balance Sheets.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	September 30, 2022	July 1, 2022	September 30, 2022
Net Cash provided by (used in) operating activities	$694,499	$(141,993)	$836,492

Net purchases of property and equipment and other	(364,755)	(245,647)	(119,108)

Free Cash Flow	$329,744	$(387,640)	$717,384

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	October 1, 2021	July 2, 2021	October 1, 2021
Net Cash provided by operating activities	$657,079	$233,793	$423,286

Net purchases of property and equipment and other	(375,344)	(244,080)	(131,264)

Free Cash Flow	$281,735	$(10,287)	$292,022

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	Change	Change	Change
Net Cash provided by (used in) operating activities	$37,420	$(375,786)	$413,206

Net purchases of property and equipment and other	10,589	(1,567)	12,156

Free Cash Flow	$48,009	$(377,353)	$425,362

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,162,866	$765,466	$622,932		$3,551,264
Effect of Certain Acquisitions	(85,557)	—	—		(85,557)
Effect of Currency Translation	(1,347)	(20,642)	(3,041)		(25,030)
Adjusted Revenue (Organic)	$2,075,962	$744,824	$619,891		$3,440,677
Revenue Growth (as reported)	51.35%	21.69%	(1.76)%		31.91%
Adjusted Revenue Growth (Organic)	58.16%	21.47%	5.18%		36.80%

	Three Months Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue	$1,312,570	$613,163	$589,358		$2,515,091

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	December 31, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,425,379	$873,184	$649,697		$3,948,260
Effect of Certain Acquisitions	(92,037)	—	—		(92,037)
Effect of Currency Translation	(868)	18,720	(1,912)		15,940
Adjusted Revenue (Organic)	$2,332,474	$891,904	$647,785		$3,872,163
Revenue Growth (as reported)	67.75%	25.74%	7.65%		43.90%
Adjusted Revenue Growth (Organic)	61.33%	28.43%	7.33%		41.12%

	Three Months Ended
	January 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,445,792	$694,459	$603,538		$2,743,789

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	April 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,338,336	$870,895	$651,298		$3,860,529
Effect of Certain Acquisitions	(94,644)	—	—		(94,644)
Effect of Currency Translation	28	43,404	46		43,478
Adjusted Revenue (Organic)	$2,243,720	$914,299	$651,344		$3,809,363
Revenue Growth (as reported)	50.76%	28.51%	10.20%		36.91%
Adjusted Revenue Growth (Organic)	44.66%	34.91%	10.21%		35.10%

	Three Months Ended
	April 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,550,987	$677,696	$591,009		$2,819,692

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	July 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,481,433	$977,759	$668,186		$4,127,378
Effect of Certain Acquisitions	(84,760)	—	—		(84,760)
Effect of Currency Translation	1,951	108,751	2,543		113,245
Adjusted Revenue (Organic)	$2,398,624	$1,086,510	$670,729		$4,155,863
Revenue Growth (as reported)	50.43%	34.21%	10.80%		38.45%
Adjusted Revenue Growth (Organic)	45.41%	49.14%	11.22%		39.40%

	Three Months Ended
	July 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,649,613	$728,540	$603,067		$2,981,220

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED REVENUE COMPARISON TO FISCAL 2019
(Unaudited)
(In thousands)

	Three Months Ended
	October 1, 2021	December 31, 2021	April 1, 2022	July 1, 2022	September 30, 2022
Revenue (as reported)	$3,551,264	$3,948,260	$3,860,529	$4,127,378	$4,390,457
Effect of Certain Acquisitions	(85,557)	(92,037)	(94,644)	(84,760)	(61,384)
Effect of Currency Translation*	(13,400)	33,172	45,486	82,474	124,869
Adjusted Revenue (Organic)	$3,452,307	$3,889,395	$3,811,371	$4,125,092	$4,453,942
Revenue as a Percentage of Fiscal 2019 Revenue (as reported)	89.88%	92.57%	96.51%	102.91%	111.12%
Adjusted Revenue as a Percentage of Fiscal 2019 Adjusted Revenue (Organic)	87.37%	92.13%	95.28%	102.85%	112.72%

	Three Months Ended
	September 27, 2019	December 28, 2018	March 29, 2019	June 28, 2019	September 27, 2019
Revenue (as reported)	$3,951,244	$4,265,349	$3,999,987	$4,010,761	$3,951,244
Effect of Divestitures	—	(43,680)	—	—	—
Adjusted Revenue (Organic)	$3,951,244	$4,221,669	$3,999,987	$4,010,761	$3,951,244

* The effect of currency translation reflects the impact that fluctuations in currency translation rates had on the comparative results by translating the fiscal 2021 or fiscal 2022 period balances using the foreign currency exchange rates in effect for the comparable periods of fiscal 2019.